Exhibit 3.2

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SIMON PROPERTY GROUP ACQUISITION HOLDINGS, INC.

Simon Property Group Acquisition Holdings, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY THAT:

1.             Article IX, Section 9.1(b) of the amended and restated certificate of incorporation of the Corporation as heretofore in effect is hereby amended by deleting the words

“within 24 months from the closing of the Offering or such extended period, if any, as described in the Registration Statement”

that are set forth therein and replacing such words with

“by December 16, 2022”.

2.             The forgoing amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this 15 day of December, 2022.

SIMON PROPERTY GROUP ACQUISITION HOLDINGS, INC.

By:	/s/ Steven E. Fivel
	Name:	Steven E. Fivel
	Title:	Secretary